Exhibit 28(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and to the use of our report on the June 30, 2009 financial statements of the Frontegra Funds dated August 28, 2009, which is incorporated by reference in this Registration Statement (Form N-1A) of the IronBridge Funds, to be filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697).

ERNST & YOUNG LLP

Chicago, IL
July 20, 2010